 As filed with the Securities and Exchange Commission on December 29, 2006
Registration No. -___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IGIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0601498
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

16 East 40th Street, 12th Floor
New York, New York 10016
(Address of principal executive offices) (Zip Code)

COMPENSATION AGREEMENTS AND
MANAGEMENT RETENTION AGREEMENTS
(Full title of Plan)

Avi Sivan, Chief Executive Officer
16 East 40th Street, 12th Floor
New York, New York 10016
(Name and address of agent for service)

(212) 575-0500
(Telephone number, including area code, of agent for service)

With a copy to:

Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of Americas
New York, NY 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Offering Price Per Share(5)	Proposed Maximum Aggregate Offering Price(5)	Proposed Maximum Amount of Registration Fee
Common Stock, $0.001 par value	20,000,000 (1)	$0.0026	$52,000	$5.56
Common Stock, $0.001 par value	4,000,000 (2)	$0.0026	$10,400	$1.11
Common Stock, $0.001 par value	8,000,000 (3)	$0.0026	$20,800	$2.23
Common Stock, $0.001 par value	8,000,000 (4)	$0.0026	$20,800	$2.23
Total	40,000,000		$104,000	$11.13

(1) Issuable pursuant to the Compensation Agreement between Igia, Inc. and Igor Slobodov dated as of December 19, 2006.
(2) Issuable pursuant to the Compensation Agreement between Igia, Inc. and Avraham Ovadia dated as of December 19, 2006.
(3) Issuable pursuant to the Management Retention Agreement between Igia, Inc. and Avi Sivan dated as of December 20, 2006.
(4) Issuable pursuant to the Management Retention Agreement between Igia, Inc. and Prem Ramchandani dated as of December 20, 2006.
(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price on the OTC Bulletin Board on December 26, 2006, which was $0.0026 per share.

EXPLANATORY NOTE

This Registration Statement is being filed in accordance with the requirements of Form S-8 in order to register an aggregate of 40,000,000 shares of our common stock, par value $0.001 per share, 20,000,000 shares of which are issuable under the Compensation Agreement between the Company and Igor Slobodov dated as of December 19, 2006, 4,000,0000 shares of which are issuable under the Compensation Agreement between the Company and Avraham Ovadia dated as of December 19, 2006, 8,000,000 shares of which are issuable under the Management Retention Agreement between the Company and Avi Sivan dated as of December 20, 2006 and 8,000,000 shares of which are issuable under the Management Retention Agreement between the Company and Prem Ramchandani dated as of December 20, 2006.

In addition, the Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of up to an aggregate of 16,000,000 shares of our common stock, under our Management Retention Agreement with Avi Sivan and our Management Retention Agreement with Prem Ramchandani.

PART I

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Registrant’s Compensation Agreements and Management Retention Agreements as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Avi Sivan, Chief Executive Officer
16 East 40th Street, 12th Floor
New York, New York 10016
 (212) 575-0500

Prospectus

IFSA Strongman, Inc.

16,000,000 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 16,000,000 shares of common stock of IGIA, Inc. offered by a certain holder of our securities, issuable under two Management Retention Agreements. The shares may be offered by the selling stockholder from time to time in regular brokerage transactions, in transactions directly with market makers or in certain privately negotiated transactions. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "IGAI.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on December 26, 2006, was $0.0026.

The securities offered hereby are speculative and involve a high degree of risk and substantial dilution. Only investors who can bear the risk of loss of their entire investment should invest. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 29, 2006

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

Overview

We, through our wholly-owned operating subsidiaries, Tactica International, Inc. and Shopflash, Inc., are a direct marketer and distributor of proprietary and branded personal care and home care products. We established a niche and growing position within the direct marketing industry. We sell through major retail chains and mail order catalogs and on our websites.

History

We were incorporated in the State of Delaware in May 1992 under the name Quasar Projects Company for the purpose of merging with or acquiring a company with operations and assets. From its inception through April 28, 1999, we generated nominal revenues and did not actively engage in business.

On April 28, 1999, we acquired Diva Entertainment, Inc., a Florida corporation, which was engaged in the business of operating and managing two wholly-owned talent management companies: Prima Eastwest Model Management, Inc., a California corporation, and Que Management, Inc., a New York corporation. At that time, we changed our name to Diva Entertainment, Inc. From April 28, 1999 through June 10, 2004, we were in the business of representing professional fashion models, commercial actors and theatrical actors.

On June 11, 2004, we entered into the Securities Purchase Agreement, pursuant to which we acquired our wholly owned subsidiary Tactica International, Inc. and sold our former subsidiary Diva Entertainment, Inc. Since June 11, 2004, we have been in the business of the direct marketing and distribution of proprietary and branded personal care and home care products. We are no longer in the business of talent management.

Our principal offices are located at 16 East 40th Street, 12th Floor, New York, NY 10016, and our telephone number is (212) 575-0500. We are a Delaware corporation.

This Offering

Shares of common stock outstanding prior to this offering…	245,464,177 (1)

Shares of common stock
offered pursuant to this prospectus	16,000,000

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

OTCBB	IGAI.ob
(1) As of December 26, 2006. Does not include shares of common stock issuable upon exercise of outstanding options or warrants.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should consider the following discussion of risks as well as other information in this prospectus. The risks and uncertainties described below are not the only ones. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline.

Risks Related To Our Business

The Chapter 11 Has A Material Negative Effect On Our Business, Financial Condition And Results of Operations.

Tactica, our operating subsidiary filed to reorganize under Chapter 11 of the U.S. Bankruptcy Code in October 2004 and its plan of reorganization was declared effective in March 2006. The bankruptcy has had a material negative effect on our business, financial condition and results of operations. Certain post-petition creditors, including firms that provided professional services to Tactica have submitted a total of approximately $583,000 in claims to the Bankruptcy Court for post-petition administrative expenses. In addition, as described under “Liquidity and Capital Resources” we have a significant working capital deficit and we are seeking additional working capital for operations and to satisfy our obligations.

If we are unable to resolve post-petition administrative expense claims and service other financial obligations as they become due, we will be required to adopt alternative strategies, which may include, but are not limited to, actions such as further reducing management and employee headcount and compensation, attempting to further restructure financial obligations and/or seeking a strategic merger, acquisition or a sale of assets. There can be no assurance that any of these strategies could be affected on satisfactory terms. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition. In such event, we may be forced to discontinue our operations.

Auditors Have Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

In their report dated May 18, 2006, Russell Bedford Stefanou Mirchandani LLP stated that the financial statements of IGIA for the year ended February 28, 2006 were prepared assuming that IGIA would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of Tactica having filed for bankruptcy protection on October 21, 2004, its recurring losses from operations and our net capital deficiency. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit. Our continued net operating losses and stockholders’ deficit increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Common Stock Trades In A Limited Public Market, The NASD OTC Electronic Bulletin Board; Accordingly, Investors Face Possible Volatility Of Share Price.

Our common stock is currently quoted on the NASD OTC Bulletin Board under the ticker symbol IGAI.OB. As of December 26, 2006, there were approximately 245,464,177 shares of Common Stock outstanding, of which approximately 167,000,000 shares are tradable without restriction under the Securities Act.

There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by us or our competitors, government regulatory actions, patent or proprietary rights developments, and market conditions for penny stocks in general could have a material effect on the liquidity of our common stock and volatility of our stock price.

Our Future Operations Are Contingent On Our Ability To Recruit Employees.

In the event we are able to further expand our business, we expect to experience growth in the number of employees and the scope of our operations. In particular, we may hire additional sales, marketing and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. We believe that our ability to increase our customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to our future success.

We May Not Be Able To Manage Our Growth Effectively.

Our future success will be highly dependent upon our ability to successfully manage the expansion of our operations. Our ability to manage and support our growth effectively will be substantially dependent on our ability to: 1) implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and 2) hire sufficient numbers of financial, accounting, administrative, and management personnel. Our expansion and the resulting growth in the number of our employees would result in increased responsibility for both existing and new management personnel. We are in the process of establishing and upgrading our financial accounting and procedures. We may not be able to identify, attract, and retain experienced accounting and financial personnel. Our future operating results will depend on the ability of our management and other key employees to implement and improve our systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. We may not be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on our business, results of operations, and financial condition.

Our Success Is Dependent On Our Ability To Address Market Opportunities.

Our future success depends upon our ability to address potential market opportunities while managing our expenses to match our ability to finance our operations. This need to manage our expenses places a significant strain on our management and operational resources. If we are unable to manage our expenses effectively, we may be unable to finance our operations. If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition and would prevent us from being able to utilize potential market opportunities.

We Are Seeking Additional Financing.

We are seeking additional capital to continue our operations and will endeavor to raise funds through the sale of equity shares and revenues from operations. We have been financing our operations since the June 2004 merger with Tactica through funds loaned to us directly and indirectly by certain officers and directors, the sale of an aggregate of $4,260,000 principal amount of callable secured convertible notes and through operations. We have used the financing to increase our direct response sales business and fund Tactica’s emergence from bankruptcy. We need additional capital to continue our operations and will endeavor to raise funds through the sale of equity shares and revenues from operations.

However, there can be no assurance that we will generate adequate revenues from our operations. Failure to generate such adequate operating revenues would have an adverse impact on our financial position and results of operations and ability to continue as a going concern. Our operating and capital requirements during the next fiscal year and thereafter will vary based on a number of factors, including the level of sales and marketing activities for our products. Accordingly, we may be required to obtain additional private or public financing including debt or equity financing and there can be no assurance that such financing will be available as needed or, if available, on terms favorable to us. Any additional equity financing may be dilutive to stockholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock.

We are currently in default of interest payment obligations and we are accruing interest at the annual default rate of interest of 15%. The note holders have the right to deliver to us a written notice of default. In the event that the default is not cured within ten days of notice, the callable secured convertible notes shall become immediately due and payable at an amount equal to 130% of the outstanding principal plus amounts due for accrued interest and penalty provisions. This default could prevent or hinder are ability to raise any additional capital.

Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Our failure to successfully obtain additional future funding may jeopardize our ability to continue our business and operations.

If we raise additional funds by issuing equity securities, existing stockholders may experience a dilution in their ownership. In addition, as a condition to giving additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders.

The Sales Of Our Products Have Been Very Volatile And Our Results Of Operations Could Fluctuate Materially.

The sales of our products rely on television advertising and direct response marketing campaigns. In addition, within direct response marketing, products often have short life cycles. This leads to volatility in our revenues and results of operations. For example, our net sales for the fiscal year ended February 28, 2006 increased 125.46% as compared with our fiscal year ended February 28, 2005, and our net sales for the fiscal year ended February 28, 2005 decreased 71.40% as compared with the fiscal year ended February 29, 2004. This was primarily caused by substantially reduced sales.

Changes In Foreign Policy, International Law Or The Internal Laws Of The Countries Where Our Manufacturers Are Located Could Have A Material Negative Effect On Our Business, Financial Condition And Results Of Operations.

All of our products are manufactured by unaffiliated companies, some of which are in the Far East. Risks associated with such foreign manufacturing include: changing international political relations; changes in laws, including tax laws, regulations and treaties; changes in labor laws, regulations, and policies; changes in customs duties and other trade barriers; changes in shipping costs; interruptions and delays at port facilities; currency exchange fluctuations; local political unrest; and the availability and cost of raw materials and merchandise. To date, these factors have not significantly affected our production capability. However, any change that impairs our ability to obtain products from such manufacturers, or to obtain products at marketable rates, would have a material negative effect on our business, financial condition and results of operations.

Our Business Will Suffer If We Do Not Develop And Competitively Market Products That Appeal To Consumers.

We sell products in the “As Seen on TV” market. These markets are very competitive. Maintaining and gaining market share depends heavily upon price, quality, brand name recognition, patents, innovative designs of new products and replacement models, and marketing and distribution approaches. We compete with domestic and international companies, some of which have substantially greater financial and other resources than we have. We believe that our ability to produce reliable products that incorporate developments in technology and to satisfy consumer tastes with respect to style and design, as well as our ability to market a broad offering of products in each applicable category at competitive prices, are keys to our future success.

Our Business, Financial Condition And Results Of Operations Could Be Materially Adversely Affected If We Are Unable To Sell Products Under Our Licensed Trademarks.

A significant portion of our sales revenue is derived from sales of products under our own brands and licensed trademarks. As the percentage of our sales of such products increases, we will become increasingly dependent upon the continued use of such brands and trademarks. Actions we take and those taken by licensors and other third parties, with respect to products we license from them, could greatly diminish the value of any of our brands and licensed trademarks. If we are unable to develop and sell products under existing or newly acquired brands and licensed trademarks or the value of the trademarks were diminished by the licensor or third parties, our business, financial condition and results of operations could be materially adversely affected.

Many Of Our Competitors Are Larger And Have Greater Financial And Other Resources Than We Do And Those Advantages Could Make It Difficult For Us To Compete With Them.

Many of our current and potential competitors may have substantial competitive advantages relative to us, including: longer operating histories; significantly greater financial, technical and marketing resources; greater brand name recognition; larger existing customer bases; and more popular products. These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services than we can.

We Are Dependent On Our Management Team And The Loss Of Any Key Member Of This Team May Prevent Us From Implementing Our Business Plan In A Timely Manner.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly Avi Sivan, our Chief Executive Officer, and Prem Ramchandani, our President. We have entered into employment agreements with Mr. Sivan and Mr. Ramchandani. We obtained key person life insurance policies on Mr. Sivan and Mr. Ramchandani in accordance with terms of the March 23, 2005, June 7, 2006 and July 27, 2006 Securities Purchase Agreements. The loss of Mr. Sivan or Mr. Ramchandani would be expected to have a material adverse effect on our operations.

Our Business, Financial Condition And Results Of Operations Will Suffer If We Do Not Accurately Forecast Customers’ Demands.

Because of our reliance on manufacturers in the Far East, our production lead times are relatively long. Therefore, we must commit to production well in advance of customer orders. If we fail to forecast consumer demand accurately, we may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are canceling orders or returning products. Our relatively long production lead time may increase the amount of inventory and the cost of storing inventory. Additionally, changes in retailer inventory management strategies could make inventory management more difficult. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

Our Products And Business Practices May Be Subject To Review By Third Party Regulators And Consumer Affairs Monitors And Actions Resulting From Such Reviews, Including But Not Limited To Cease And Desist Orders, Fines And Recalls.

Although our products are generally not regulated by the U.S. Food and Drug Administration (FDA), we have in the past and on occasion may in the future sell products that are subject to FDA regulations. Our advertising is subject to review by the National Advertising Council (NAC) and our advertisements could be and have been subject to NAC recommendations for modification. The U.S. Federal Trade Commission (FTC) and state and local consumer affairs bodies oversee various aspects of our sales and marketing activities and customer handling processes. If any of these agencies, or other agencies that have a right to regulate our products, engage in reviews of our products or marketing procedures we may be subject to various enforcement actions from such agencies. If such reviews take place, as they have in the past, our executives may be forced to spend time on the regulatory proceedings as opposed to running our business. In addition to fines, adverse actions from an agency could result in our being unable to market certain products the way we would like or at all, or prevent us from selling certain products entirely.

We Purchase Essential Services And Products From Third Parties, Which If Interrupted, Could Have A Material Impact On Our Ability To Operate.

We currently outsource significant portions of our business functions, including, but not limited to, warehousing, customer service, inbound call center functions and payment processing for all direct response sales, customer order fulfillment, and product returns processing and shipping. From time to time we have experienced interruptions in these essential services for varying periods of time and future interruptions can and will occur. If such interruptions occur for extended periods of time, our operations may be materially adversely affected. Many of our products are produced in South China. Should we experience any interruption or interference with the operations of the third party suppliers of goods and services, we might experience a shortage of inventory. This type of shortage could have a material adverse effect on our financial position, results of operations, and cash flow.

Our Direct Response Sales Operation Is Dependent On Having Adequate Credit Card Activity Processing Capacity With The Major Credit Card Companies And A Credit Card Processor.

A third party credit card processor regulates our daily credit card sales order volume and sets limits as to the maximum sales volume it will process. In addition, credit card companies, such as Visa and MasterCard, and credit card processors typically maintain a record of the level of customer requests to have charges for our products reversed (chargebacks). The credit card companies and processors may fine us for “high chargeback levels”, modify our sales volume limit, make a demand for additional reserves or even discontinue doing business with us. The direct response business is known for relatively high chargeback levels and we have experienced periods of higher than accepted levels of chargeback activity that has led to fines and disruptions in credit card processing of customer orders. We endeavor to maintain reasonable business practices and customer satisfaction, which in part, contribute to lower levels of chargeback activity. Nevertheless, excess chargeback activity could result in our being unable to have customers pay us using credit cards.

Our Future Acquisitions, If Any, And New Products May Not Be Successful, Which Could Have A Material Adverse Effect On Our Financial Condition And Results Of Operations.

We have in the past, and may in the future, decide to acquire new product lines and businesses. The acquisition of a business or of the rights to market specific products or use specific product names involves a significant financial commitment. In the case of an acquisition, such commitments are usually in the form of either cash or stock consideration. In the case of a new license, such commitments could take the form of license fees, prepaid royalties, and future minimum royalty and advertising payments. While our strategy is to acquire businesses and to develop products that will contribute positively to earnings, there is no guarantee that all or any of our acquisitions will be successful. Anticipated synergies may not materialize, cost savings may be less than expected, sales of products may not meet expectations and acquired businesses may carry unexpected liabilities. Each of these factors could result in a newly acquired business or product line having a material negative impact on our financial condition and results of operations.

Risks Relating to Our Current Financing Arrangement:

There Are A Large Number Of Shares Underlying Our Callable Secured Convertible Notes And Warrants That May Be Available For Future Sale And The Sale Of These Shares May Depress The Market Price Of Our Common Stock.

As of December 26, 2006, we had 245,464,177 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 5,005,235,892 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 181,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Continuously Adjustable Conversion Price Feature Of Our Callable Secured Convertible Notes Could Require Us To Issue A Substantially Greater Number Of Shares, Which Will Cause Dilution To Our Existing Stockholders.

Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the callable secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the current market price, as of December 26, 2006 of $0.0026.

The following relates to outstanding callable secured convertible notes in the aggregate principal amount of $2,486,283.07, which are convertible at a 50% discount:

% Below Market	Price Per Share	With Discount at 50%	Number of Shares Issuable	% of Outstanding Stock
25%	$.0020	$.0010	2,550,033,918	91.22%
50%	$.0013	$.0007	3,825,050,877	93.97%
75%	$.0007	$.0003	7,650,101,754	96.89%

The following relates to outstanding callable secured convertible notes in the aggregate principal amount of $1,760,000.00, which are convertible at a 75% discount:

% Below Market	Price Per Share	With Discount at 75%	Number of Shares Issuable	% of Outstanding Stock
25%	$.0020	$.0005	3,610,256,410	93.63%
50%	$.0013	$.0003	5,415,384,615	95.66%
75%	$.0007	$.0002	10,830,769,231	97.78%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature Of Our Callable Secured Convertible Notes May Encourage Investors To Make Short Sales In Our Common Stock, Which Could Have A Depressive Effect On The Price Of Our Common Stock.

The callable secured convertible notes are convertible into shares of our common stock at 50% and 75% discounts, respectively, to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance Of Shares Upon Conversion Of The Callable Secured Convertible Notes And Exercise Of Outstanding Warrants May Cause Immediate And Substantial Dilution To Our Existing Stockholders.

The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

The Shares Of Common Stock Allocated For Conversion Of The Callable Secured Convertible Notes And Registered Pursuant To This Prospectus Are Not Be Adequate And We Will Be Required To File A Subsequent Registration Statement Covering Additional Shares And Will Incur Substantial Costs In Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the Callable Secured Convertible Notes, the shares of common stock we have allocated for conversion of the Callable Secured Convertible Notes and are registering hereunder are not adequate. If the shares we have allocated to the registration statement are not adequate we are required to file an additional registration statement and we will incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required For Any Reason To Repay Our Outstanding Callable Secured Convertible Notes, We Would Be Required To Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Callable Secured Convertible Notes, If Required, Could Result In Legal Action Against Us, Which Could Require The Sale Of Substantial Assets.

In March 2005, we entered into a financing arrangement involving the sale of an aggregate of $3,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 6,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. We currently have $2,486,283.07 callable secured convertible notes outstanding with respect to this financing. In addition, we entered into subsequent financing arrangement involving the sale of an aggregate of $1,760,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 175,000,000 shares of our common stock. The callable secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. We are in default of interest payment obligations and we are accruing interest at the annual default rate of interest of 15%. The note holders have the right to deliver to us a written notice of default. In the event that the default is not cured within ten days of notice, the callable secured convertible notes shall become immediately due and payable at an amount equal to 130% of the outstanding principal plus amounts due for accrued interest and penalty provisions. We have not received a written notice of default. If we are served with a default notice, we expect that we would be unable to repay the notes when required. The note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks Related To Our Common Stock

If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board Which Would Limit The Ability of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board and, in turn, declared in default of the Callable Secured Convertible Notes. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to cure the default, which may have an adverse material effect on our Company.

Our Common Stock Is Subject To The "Penny Stock" Rules Of The SEC And The Trading Market In Our Securities Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a safe harbor for forward-looking statements made by us or on our behalf. We and our representatives may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases. All statements that express expectations, estimates, forecasts or projections are forward-looking statements within the meaning of the Act. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "may," "should," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the options.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered which they beneficially own as of the date hereof.

	Shares Beneficially Owned Prior to the Offering (1)			Shares Beneficially Owned After the Offering (1)
Name	Number	Percent (2)	Total Shares Offered	Number	Percent (2)
Avi Sivan	22,947,500(3)	9.35%	8,000,000 (3)	14,947,500	5.9%

Prem Ramchandani	22,947,500(3)	9.35%	8,000,000 (3)	14,947,500	5.9%

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

(2)	Based upon 245,464,177 shares of common stock issued and outstanding as of December 26, 2006.
(3)
Avi Sivan and Prem Ramchandani each pledged 9,947,500 shares of common stock to New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC in connection with the sale of an aggregate of $3,000,000 principal amount of Callable Secured Convertible Notes. The shares being offered herein where received pursuant to a Management Retention Agreement with the Company.

PLAN OF DISTRIBUTION

Sales of the shares may be effected by or for the account of the selling stockholders from time to time in transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through a combination of such methods of sale, or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the shares directly to purchasers, through broker-dealers acting as agents of the selling stockholders, or to broker-dealers acting as agents for the selling stockholders, or to broker-dealers who may purchase shares as principals and thereafter sell the shares from time to time in transactions (which may include block transactions) on the American Stock Exchange, in negotiated transactions, through a combination of such methods of sale, or otherwise. In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We have agreed to bear all expenses of registration of the shares other than legal fees and expenses, if any, of counsel or other advisors of the selling stockholders. The selling stockholders will bear any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of their shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect thereof.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, NY 10018.

EXPERTS

The financial statements of IGIA, Inc. as of February 28, 2006 and 2005 and for the year then ended, have been included herein in reliance upon the report of Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

•	Reference is made to the Registrant's annual report on Form 10-KSB for the year ended February 28, 2006, as filed with the SEC on June 13, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 14, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 24, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended May 31, 2006, as filed with the SEC on July 25, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on August 2, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on October 6, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended August 31, 2006, as filed with the SEC on October 24, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on November 13, 2006, which is hereby incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Avi Sivan.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

IGIA, INC.

16,000,000 SHARES OF COMMON STOCK

 PROSPECTUS

December 29, 2006

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

•	Reference is made to the Registrant's annual report on Form 10-KSB for the year ended February 28, 2006, as filed with the SEC on June 13, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 14, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on July 24, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended May 31, 2006, as filed with the SEC on July 25, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on August 2, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on October 6, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended August 31, 2006, as filed with the SEC on October 24, 2006, which is hereby incorporated by reference.

•	Reference is made to the Registrant's current report on Form 8-K, as filed with the SEC on November 13, 2006, which is hereby incorporated by reference.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

None

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit	Description

5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Compensation Agreement with Igor Slobodov, dated December 19, 2006.
10.2	Compensation Agreement with Avraham Ovadia, dated December 19, 2006.
10.3	Management Retention Agreement with Avi Sivan, dated December 20, 2006.
10.4	Management Retention Agreement with Prem Ramchandani, dated December 20, 2006.
23.1	Consent of Sichenzia Ross Friedman Ference LLP is included in Exhibit 5.1
23.2	Consent of Russell Bedford Stefanou Mirchandani LLP

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 29, 2006.

IGIA, INC.

By:	/s/ Avi Sivan
Avi Sivan
Chief Executive Officer and Chairman of the Board

By:	/s/ Kurt Streams
Kurt Streams
Chief Financial Officer, Principal Accounting Officer and Assistant Secretary

In accordance with the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Avi Sivan	Chief Executive Officer and	December 29, 2006
Avi Sivan	Chairman of the Board

/s/Prem Ramchandani	President, Treasurer and Director	December 29, 2006
Prem Ramchandani

/s/ Yehiel Ben-Harush	Director	December 29, 2006
Yehiel Ben-Harush

/s/ Kurt Streams	Chief Financial Officer, Principal	December 29, 2006
Kurt Streams	Accounting Officer and Assistant Secretary